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                                                                Exhibit 10.27-01


                                                                           FINAL
                                                                           -----
                                AMENDMENT NO. 1
                            TO EMPLOYMENT AGREEMENT


     This Amendment No. 1 dated as of December 15, 2000 to that certain Employment Agreement dated as of April 30, 1996 (the "Agreement") by and between El Paso Electric Company, a Texas corporation ("Company") and James S. Haines, Jr. ("Executive"). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement.

                                  WITNESSETH:

     WHEREAS, the parities have heretofore entered into the Agreement;

     WHEREAS, the Company desires to extend the period of Executive's employment and amend or supplement various terms of Executive's employment; and

     WHEREAS, Executive is willing to extend the period of his employment with the Company and to accept the proposed amended and supplemented terms of such employment.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Agreement, Section 1.3.  The Employment Term is extended through April
          ----------------------
30, 2003.

     2.   Agreement, Section 1.4.  The section is amended by adding new second
          ----------------------
and third sentences as follows:

          "Notwithstanding the foregoing, this Agreement shall be automatically terminated on the effective date of employment by the Company of a new chief executive officer. In the event of a termination pursuant to the immediately preceding sentence, the provisions of Sections 5.1 and 5.7 of Article V shall not be applicable, and Executive shall be entitled to be compensated for accumulated sick leave and paid time off based upon annual base compensation of $425,000."

     3.   Agreement, Section 2.3.  The section is amended by adding a new
          ----------------------
subsection (d) as follows:

               "(d) Company hereby grants to Executive nontransferable options to purchase 150,000 shares of Common Stock (the "Extension Options") for $12.60 per share, which is the closing price of the Common Stock on the American Stock Exchange on the effective date of this Amendment. The Extension Options will be evidenced by the Company's standard form of Stock Option Agreement, and the maximum number of such options will be incentive stock options. The Stock Option
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Agreement will provide that the Extension Options shall expire if not previously exercised on December 15, 2010, and shall vest as follows:

                            - 75,000 on May 1, 2002
                            - 75,000 on May 1, 2003

in each case, in the event that the Agreement shall not have been previously terminated, and provided that all such Extension Options shall vest immediately on the effective date of employment by the Company of a new chief executive officer. The Stock Option Agreement shall contain standard provisions to reflect the requirements of Section 6.8 of the Company's 1999 Long-Term Incentive Plan."

     4.   Agreement, Section 4.1/Exhibit 4.1. The Agreement is hereby amended by
          ----------------------------------
deleting the sixth item in Exhibit 4.1 and substituting the following: "Annual paid vacation of six (6) weeks per year, effective January 1, 2001."

     5.   Agreement, Article V.  Article V of the Agreement is hereby amended as
          --------------------
follows:

               (a) Section 5.1 shall not be operative for any "Triggering Event" that shall occur on or after April 30, 2001.

               (b) The references in Sections 5.2 and 5.6 to "April 30, 2001" shall be changed to "April 30, 2003".

               (c) The phrase in the first sentence of Section 5.4(a) ", in which event the Company shall pay Executive the amounts set forth in Section 5.1 above" shall be deleted in the event that the Executive's "Total Disability" shall occur on or after April 30, 2001.

               (d) Section 5.7 shall not be operative for any "Change of Control" that shall occur on or after April 30, 2001.

     6. Except as amended or supplemented by this Amendment No. 1, the Agreement shall remain in full force and effect with no other modifications. The Company's Board of Directors has approved this Amendment No. 1.

     7.   This Amendment No. 1 shall be effective as of December 15, 2000.

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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the date set forth below.

Date: February 8, 2001


                                    EL PASO ELECTRIC COMPANY



                                     /s/ GEORGE EDWARDS
                                    -------------------------------
                                    By: George Edwards
                                    Title: Chairman of the Board
                                           of Directors



                                    EXECUTIVE



                                     /s/ JAMES S. HAINES, JR.
                                    -------------------------------
                                    James S. Haines, Jr.

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